Exhibit 10.2
FORM OF
RESTRICTED STOCK AGREEMENT
UNDER THE STEWART ENTERPRISES, INC.
2010 STOCK INCENTIVE PLAN
     THIS AGREEMENT (the “Agreement”) is effective as of _________ ___, 20__ by and between Stewart Enterprises, Inc., a Louisiana corporation (“SEI”), and _________________ (“Award Recipient”).
     WHEREAS, SEI maintains the 2010 Stock Incentive Plan (the “Plan”), under which the Compensation Committee of the Board of Directors of SEI (the “Committee”) may, among other things, grant restricted shares (the “Restricted Stock”) of SEI’s Class A common stock, no par value per share (the “Common Stock”), to key employees of SEI and its subsidiaries (collectively, the “Company”) as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;
     WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient shares of Restricted Stock.
     NOW, THEREFORE, in consideration of the premises, it is agreed with respect to the Restricted Stock as follows:
1.
AWARD OF SHARES
     Section 1.1 Under the terms of the Plan, the Committee hereby awards to the Award Recipient, in consideration of future services, _______________ shares of Restricted Stock.
     Section 1.2 All awards hereunder are subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement. The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.
2.
VESTING
     Subject to the provisions of the Plan and the other provisions of this Agreement and subject to the Award Recipient remaining employed by the Company on the applicable vesting dates, the shares of Restricted Stock granted hereby vest as follows:
3.
RESTRICTIONS ON RESTRICTED STOCK
     In addition to the conditions and restrictions provided in the Plan, the shares of Restricted Stock and the right to vote the Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered prior to vesting. Subject to the restrictions on transfer provided in this Section 3, the Award Recipient shall be entitled to all rights of a shareholder of SEI with respect to the Restricted Stock, including the right to vote the shares and receive dividends and/or other distributions declared thereon.
4.
TERMINATION OF EMPLOYMENT
     Termination of the Award Recipient’s employment shall result in forfeiture of all unvested Restricted Stock.
5.
EVIDENCE OF STOCK OWNERSHIP
     Section 5.1 Ownership of the Restricted Stock by the Award Recipient shall be reflected by the issuance of stock certificates or by book entry evidence of ownership. Any stock certificates evidencing the Restricted Stock shall be retained by SEI until the lapse of restrictions under the terms hereof. SEI shall place a restriction, in the form specified in the Plan, on any stock certificates or on any book entry evidence of ownership restricting the transferability of the shares of Restricted Stock.
     Section 5.2 Upon the lapse of restrictions on shares of Restricted Stock, SEI shall cause a stock certificate or book entry evidence of ownership without a restrictive legend to be issued with respect to the vested Restricted Stock in the name of the Award Recipient or his nominee within 30 days. Upon receipt of such stock certificate or evidence of ownership, the Award Recipient is free to hold or dispose of the shares represented by such certificate or evidence of ownership, subject to applicable securities laws.
6.
DIVIDENDS
     Any dividends paid on shares of Restricted Stock shall be paid to the Award Recipient currently.
7.
TAXES
     Section 7.1 Unless an Award Recipient timely makes the election described in Section 7.2, at the time that all or any portion of the Restricted Stock vests, the Award Recipient must deliver to SEI the amount of income tax withholding required by law. SEI and the Company agree that the Award Recipient’s tax withholding obligation shall be satisfied by SEI withholding from the shares the Award Recipient otherwise would receive upon vesting that number of shares of Common Stock (rounded up to the next whole share) having an aggregate value equal to the minimum amount required to be withheld.
     Section 7.2 The Award Recipient understands that the Award Recipient (and not the Company) shall be responsible for the Award Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Award Recipient understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the Fair Market Value of the Restricted Stock as of the date any restrictions on the shares lapse. The Award Recipient understands that the Award Recipient may elect to be taxed at the time the Restricted Stock is granted rather than upon vesting by filing an election under Section 83(b) of the Code with the I.R.S. within thirty days from the date of grant. The form for making this election is available from the Secretary of SEI upon the request of the Award Recipient.
8.
NO CONTRACT OF EMPLOYMENT INTENDED
     Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Award Recipient’s employment relationship with the Company at any time, subject to the terms of the Employment Agreement.
9.
BINDING EFFECT
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.
10.
INCONSISTENT PROVISIONS
     The shares of Restricted Stock granted hereby are subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.
11.
GOVERNING LAW
     This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.
12.
SEVERABILITY
     If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Award Recipient and SEI intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

13.
COMPANY’S RECOVERY RIGHT
     The Company has the right to recover any shares of Restricted Stock issued under the Plan to the Award Recipient, if (a) the grant, vesting, or value of such awards was based on the achievement of financial results that were subsequently the subject of a restatement; (b) the Award Recipient is subject to the Company’s Compensation Recovery Policy; (c) the Award Recipient engaged in intentional misconduct that caused or partially caused the need for the restatement; and (d) the effect of the restatement was to decrease the financial results such that such grant would not have been earned or would have had a lesser value. The Award Recipient accepts the Restricted Stock subject to such recovery rights of the Company and in the event the Company exercises such rights, the Award Recipient shall promptly return the Restricted Stock to the Company upon demand. If the Award Recipient no longer holds the shares of Restricted Stock at the time of demand by the Company, the Award Recipient shall pay to the Company, without interest, all cash, securities or other assets received by the Employee upon the sale or transfer of such shares. The Company may, if it chooses, effect such recovery by withholding from other amounts due to the Award Recipient by the Company.
14.
ENTIRE AGREEMENT; MODIFICATION
     The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of the Agreement shall be void and ineffective for all purposes.
     By Award Recipient’s signature below, Award Recipient represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Award Recipient has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. Award Recipient agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under the Plan or this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

STEWART ENTERPRISES, INC.
By:
«Approver_Name»
«Approvers_Title»

«Legal_Name»
Award Recipient